UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 8, 2004

METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware State or Other Jurisdiction of Incorporation	0-2816 Commission File Number	36-2090085 I.R.S. Employer Identification Number
7401 West Wilson Avenue, Chicago, Illinois 60706 (Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (708) 867-6777
Not Applicable (Former name or former address, if changed since last report)

ITEM 5.    Other Events

        On January 8, 2004, in connection with the effectiveness of a merger pursuant to which each share of the company's Class B common stock was converted into the right to receive $23.55 in cash, without interest, and each share of the company's Class A common stock was converted into one share of new common stock, the company's certificate of incorporation was amended and restated. A copy of the restated certificate of incorporation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

        After the merger was effective on January 8, 2004, the company's board of directors approved certain amendments to the company's by-laws, including procedures governing advance notification of stockholder proposals and nominations, and any solicitations for actions by written consent. A copy of the company's amended and restated by-laws is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 7.    Financial Statements and Exhibits

(c)    Exhibits

99.1	Restated Certificate of Incorporation of Methode Electronics, Inc.
99.2	By-Laws of Methode Electronics, Inc. Amended and Restated as of January 8, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METHODE ELECTRONICS, INC.
Date: January 9, 2004	By:	/s/ DOUGLAS A. KOMAN Douglas A. Koman Vice President, Corporate Finance